Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

HER IMPORTS CORPORATION

I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

1.01. Certain References. Any reference herein made to law shall be deemed to refer to the law of the State of Nevada, including any applicable provision of Chapter 78 of Title 7 of the Nevada Revised Statutes, or any successor statutes, as from time to time amended and in effect (sometimes referred to herein as the “Nevada General Corporation Law”). Any reference herein made to the Company’s Articles shall be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the Nevada Secretary of State (any reference herein to that office being intended to include any successor to the incorporating and related functions being performed by that office at the date of the initial adoption of these Bylaws). Except as otherwise required by law, the term “stockholder” as used herein shall mean one who is a holder of record of shares of the Company.

1.02. Seniority. The law and the Articles (in that order of precedence) shall in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and such Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

1.03. Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.

II. OFFICES

2.01. Principal Office. The principal office or place of business of the Company in the State of Nevada shall be the registered office of the Company in the State of Nevada. The Company may change its registered office from time to time in accordance with the relevant provisions of the Nevada General Corporation Law. The Company may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Company may require from time to time.

III. STOCKHOLDERS

3.01. Annual Stockholders Meeting. The annual meeting of the stockholders shall be held on such date, at such time and place, either within or without the State of Nevada, as shall be fixed by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect members of the Board of Directors and transact such other business as may properly come before the meeting.

3.02. Special Stockholders Meetings. Subject to the rights of the holder of any series of preferred stock of the Company, unless otherwise prescribed by law or by the Articles, special meetings of the stockholders, for any purpose, may be called only by the Chief Executive Officer, the Chairman of the Board of Directors, or the President of the Company, and shall be called by the Chief Executive Officer, the President,, or the Secretary of the Company upon a written request signed by a majority of members of the Board of Directors (whether or not there exists any vacancy in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Any business to be transacted at a special meeting of stockholders must be confined to the purposes stated in the notice of the stockholders’ meeting and to such additional matters as the Chairman of the meeting may rule to be relevant to such purposes. The Board of Directors shall designate the place for any meeting of stockholders, and if no designation is made, the stockholders’ meeting shall take place at the principal office of the Company.

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3.03. Notice of Stockholders Meetings.

(a) Required Notice. Except as otherwise allowed or required by law, written notice stating the place, day and hour of any annual or special stockholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each stockholder entitled to vote at such meeting and to any other stockholder entitled to receive notice of the meeting by law or the Articles. Such notice may be given either personally or by sending a copy thereof through the mail,, by private delivery service (including overnight courier), or by email transmission, charges prepaid, to each stockholder at his or her address as it appears on the records of the Company. If the notice is sent by mail, or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or private delivery service for transmission to such person. If the notice is sent by email, and the Company is subject to the proxy rules of the Securities Exchange Commission, it shall comply with the rules regarding email delivery.

(b) Adjourned Meeting. If any stockholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting at which the adjournment is taken. But if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to such notice pursuant to Section 3.03(a).

(c) Waiver of Notice. Any stockholder may waive notice of a meeting (or any notice of any other action required to be given by the Nevada General Corporation Law, the Company’s Articles, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the stockholder entitled to the notice. Each such waiver shall be delivered to the Company for inclusion in the minutes or filing with the corporate records. Attendance of a stockholder at a meeting shall constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d) Contents of Notice. The notice of each special stockholders meeting shall include a description of the purpose or purposes for which the meeting is called. Except as required by law or the Company’s Articles, the notice of an annual stockholders meeting need not include a description of the purpose or purposes for which the meeting is called.

3.04. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other proper purpose, unless a period of more than 60 days or a period of less than 10 days is prescribed or fixed in the articles of incorporation, the directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. In the case of determining stockholders entitled to consent to corporate action in writing without a meeting (which entitlement shall be limited as set forth in Section 3.14), the record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. In the case of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the record date shall be not more than sixty (60) days prior to such action. If no record date is so fixed by the Board of Directors, the record date for the determination of stockholders shall be as provided in the Nevada General Corporation Law.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 3.04, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date.

3.05. Stockholder Quorum and Voting Requirements. Unless otherwise provided in the Articles, these Bylaws or as required by law:

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(a) a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders;

(b) in all matters other than the election of directors, the affirmative vote of the majority of shares voting for or against the subject matter shall be at the act of the stockholders;

(c) a nominee for director shall be elected by a plurality of the votes cast at any meeting of stockholders;

(d) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Except as provided below, voting shall be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote shall suffice. Unless otherwise provided in the Articles, all elections of directors shall be by written ballot. No ballot or change of vote shall be accepted after the polls have been declared closed following the ending of the announced time for voting.

3.06. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

3.07. Voting of Shares. Unless otherwise provided in the Articles or the Nevada General Corporation Law, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.

3.08. Election Inspectors. The Board of Directors, in advance of any meeting of the stockholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) shall determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be stockholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; shall receive and count votes, ballots, and consents and announce the results thereof; shall hear and determine all challenges and questions pertaining to proxies and voting; and, in general, shall perform such acts as may be proper to conduct elections and voting with complete fairness to all stockholders. No such election inspector need be a stockholder of the Company.

3.09. Organization and Conduct of Meetings. Each meeting of the stockholders shall be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one, or, if not, or if the Chairman of the Board of Directors is absent or so requests, then by the Chief Executive Officer or President, or if both the Chairman of the Board of Directors and the Chief Executive Officer or President are unavailable, then by such other officer of the Company or such stockholder as may be appointed by the Board of Directors. The Company’s Secretary or in his or her absence, an Assistant Secretary shall act as secretary of each meeting of the stockholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a stockholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all stockholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies shall be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

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3.10. Stockholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification of the stockholders at a duly constituted meeting of the stockholders. Except as otherwise determined by law, a ratification or validation of a corporate act is conclusive in the absence of actual fraud in the transaction. Ratification or validation must not be the exclusive means by which a corporate act may be ratified or validated and shall not be construed to limit the authority of the board of directors, the stockholders or the corporation to effect any lawful means of ratification or validation of a corporate act or correction of a record.

3.11. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the stockholders or in the areas of credentials, proxies, quorums, voting, and similar matters, shall be deemed waived if no objection is made at the meeting.

3.12. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of the stockholders called for the purpose of electing one or more directors pursuant to Section 78.345 of the Nevada General Corporation Law: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any stockholder of the Company who, (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 3.12 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 3.12.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company, as prescribed below.

No person shall be elected to the Board of Directors of the Company at an annual meeting of the stockholders unless, with respect to a person nominated by a stockholder of the Company, a written notice of nomination of such person by the stockholder was received by the Secretary of the Company not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and, in the case of a special meeting of the stockholders called for the purpose of electing directors pursuant to Section 78.345 of the Nevada General Corporation Law, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934(the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

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No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 3.12. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding compliance with the foregoing provisions, the Board of Directors shall not be obligated to include information as to any stockholder nominee for director in any proxy statement or other communication sent to stockholders.

3.13. Business at Stockholder Meetings. No business may be transacted at an annual or special meeting of stockholders other than business that is: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) in the case of an annual meeting, otherwise properly brought before the meeting by any stockholder of the Company, (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.13 and on the record date for the determination of stockholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in this Section 3.13.

In addition to any other applicable requirements of law or the Articles, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary with respect to any proposal (not involving the nomination of directors, which shall be brought in accordance with Article III, Section 3.12 of these Bylaws) to be brought before the annual meeting must set forth as to each such proposal: (a) the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by the stockholders), together with a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of such stockholder; (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder; (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (e) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

No business may be conducted at an annual or special meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 3.13, provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 3.13 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual or special meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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3.14 No Action by Written Consent. If and so long as the Company shall be registered as a public company pursuant to the Exchange Act and subject to the reporting requirements of Section 12 of said Act, all action by holders of the Company’s outstanding voting securities shall be taken at an annual or special meeting of the stockholders following notice as provided by law or in the Bylaws and stockholders of the Company shall not have the power to act by means of written consent.

3.15 Acquisition of Controlling Interest. Sections 78.378 to 78.3793, inclusive, shall not apply to the Corporation.

IV. BOARD OF DIRECTORS

4.01. General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

4.02. Number, Tenure, and Qualification of Directors. The number of directors which shall constitute the full Board of Directors of the Company shall not be fewer than three (3) nor more than nine (9). The number of directors in office from time to time shall be within the limits specified above, except as prescribed initially in the Articles and thereafter as prescribed from time to time by resolution adopted by either the stockholders or by the Board of Directors. The Board of Directors, , shall have the power to increase or decrease its size within the aforesaid limits. Each director elected shall hold office for the term for which such director is elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. In accordance with the Company’s Articles, at each annual meeting of stockholders, directors shall be elected for a term of office expiring at the next annual meeting of stockholders, or until such director’s earlier death, resignation or removal.

4.03. Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the stockholders, either at the place of the stockholders meeting or at such other place as the directors elected at the stockholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

4.04. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board of Directors, the Chief Executive Officer, the President, , or the number of directors that would be required to constitute a quorum.

4.05. Notice of, and Waiver of Notice for, Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting shall be given to each director in person or by telephone or email. Notice to any director of any such special meeting shall be deemed given sufficiently in advance when: (a), if given by mail, the same is deposited in the United States mail at least four (4) days before the meeting date, with postage thereon prepaid; (b), if given by email, the same is transmitted at least 24 hours prior to the convening of the meeting; or (c), if personally delivered (including by overnight courier) , the same is handed, or the substance thereof is communicated telephonically or electronically to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held, as provided by law. Except as provided in the next sentence below, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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4.06. Director Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles requires a greater number. If there are less than three directors in office, the directors shall have the power to fill vacancies on the Board of Directors.

4.07. Directors, Manner of Acting.

(a) The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles or these Bylaws require a greater percentage and except as otherwise required by law.

(b) Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless, (i) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting, or (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.08. Director Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed, either manually or electronically including email consent, by each director and filed with the minutes or proceedings of the Board of Directors.

4.09. Removal of Directors by Stockholders. Except as limited by the Articles or by law, a director may be removed by the stockholders only at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose and otherwise in conformity with these Bylaws, and only by the affirmative vote of the holders of two-thirds of the voting power of all the shares entitled to vote at such meeting.

4.10. Board of Director Vacancies. Unless the Articles provide otherwise and except as otherwise provided by law, any vacancy or newly created directorship may be filled by a majority of the directors then in office (whether or not a quorum), or by a sole remaining director. Any director so chosen shall hold office for the unexpired portion of the term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall have been elected and shall have been elected and qualified or until any such director’s earlier death, resignation or removal.

4.11. Director Compensation. Unless otherwise provided in the Articles, by resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated fee for service as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. Directors shall be eligible to participate and receive awards under the Company’s Equity Incentive Plan (the “Plan”) in accordance with the terms of the Plan or subject plans approved by the Board or an appropriate committee. No such payment or award shall preclude any director from serving the Company in any capacity and receiving compensation therefor.

4.12. Director Committees.

(a) Creation of Committees. The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Except where a greater number is required by any applicable rules of a National Securities Exchange, each committee shall have one (1) or more members, who serve at the pleasure of the Board of Directors.

(b) Selection of Members. The creation of a committee and appointment of members to it shall be approved by a majority of the directors in office when the action is taken. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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(c) Required Procedures. Sections 4.03 through 4.08 of this Article IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

(d) Authority. Unless limited by the Articles and except to the extent limited by law, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee.

4.13. Director Resignations. Any director or committee member may resign from his or her office at any time by written notice delivered to the Company as required by law. Any such resignation shall be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation shall not be required to make it effective.

4.14. Interested Directors. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other company, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s vote is counted for such purpose if: (a) the material facts as to such director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to such director’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

V. OFFICERS

5.01. Executive Officers; Election; Qualifications; Term Of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, a President, Chief Financial Officer, a Treasurer and a Secretary. The Board of Directors may also choose one or more executive officers, Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Company. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

5.02. Duties. The officers of this Company shall have and perform the powers and duties usually pertaining to their respective offices, the powers and duties prescribed by these bylaws, any additional powers and duties as may from time to time be prescribed by the Board of Directors and such other duties as delegated by the Chief Executive Officer including the following:

The Chief Executive Officer shall have general and active management of the business and affairs of the Company subject to the directions of the Board of Directors.

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The President, if any, shall be the Chief Operating Officer and is responsible for the day-to-day activities of the Company and for the development, design, operation and improvement of its operations. He shall also perform such duties as are conferred upon him by the Chief Executive Officer of the Company and as may be prescribed by the Board of Directors.

The Chief Financial Officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Company and be primarily responsible for all filings with the Securities and Exchange Commission. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Company and shall perform such other duties as may be prescribed by the Board of Directors. In the absence of a resolution of the Board of Directors appointing a different officer, the Chief Financial Officer shall act when the Chief Executive Officer is unavailable.

The Secretary shall have custody of and maintain all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and whenever else required by the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

The Treasurer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Company. He shall immediately deposit all funds of the Company coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep this bank account in the name of the Company.

VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01. Certificates for Shares.

(a) Content. Certificates representing shares of the Company shall, at a minimum, state on their face the name of the issuing company and that it is formed under the laws of the State of Nevada, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile to the extent allowable by law) by any of the Chairman of the Board of Directors (if any), the Chief Executive Officer, the President, or any Vice-President and by the Secretary or any assistant secretary or the Treasurer or any assistant treasurer of the Company, and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified and shall exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the Company indicated on such certificates or ceases to be the transfer agent or registrar of the Company, they may still be issued by the Company and countersigned, registered, issued, and delivered by the Company’s transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

(b) Legend as to Class or Series. If the Company is authorized to issue different classes of shares or different series within a class, the powers, designations, preferences, and relative, participating, optional, or other special rights applicable to each class or series and the qualifications, limitations, or restrictions of such preference and/or rights shall be set forth in full or summarized on the front or back of each certificate as required by law. Alternatively, each certificate may state on its front or back that the Company shall furnish a stockholder this information on request and without charge.

(c) Stockholder List. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company.

(d) Lost Certificates. In the event of the loss, theft, or destruction of any certificate representing shares of the Company or of any predecessor company, the Company may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the Company considers satisfactory, together with any other facts that the Company considers pertinent; and further provided that, if so required by the Company, the owner shall provide a bond or other indemnity in form and amount satisfactory to the Company (and to its transfer agent and/or registrar, if applicable).

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6.02. Registration of the Transfer of Shares. Transfers of shares of stock of the Company shall be made only on the stock transfer books of the Company by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Company. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

6.03. Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the Company and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.

VII. DIVIDENDS AND DISTRIBUTIONS

7.01. Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the Company’s Articles or as may otherwise be binding upon the Company, the Board of Directors may from time to time declare, and the Company may pay or make, dividends or other distributions to its stockholders.

VIII. CORPORATE SEAL

8.01. Corporate Seal. The Board of Directors may provide for a corporate seal of the Company that shall have inscribed thereon any designation including the name of the Company, Nevada as the state of incorporation, the year of incorporation, and the words “Company Seal.”

IX. AMENDMENTS

9.01. Amendments. These Bylaws may be repealed, altered or amended, or new bylaws may be adopted by the affirmative vote of a majority of the Board of Directors. These Bylaws may also be repealed, altered or amended, or new bylaws may be adopted by the affirmative vote of a majority of the combined voting stock of the outstanding capital stock of the Company.

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